EXHIBIT 10.2

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Forbearance Agreement”) is made and entered into as of the 31st day of October, 2003, by and among MILLER INDUSTRIES, INC., a Tennessee corporation (the “Company”, or “Parent”), and each of the other Subsidiaries of Parent listed on the signature page hereto (together with Parent, collectively, “Borrowers”), the Lenders whose signatures appear on the signature pages hereof (the “Lenders”), THE CIT GROUP/BUSINESS CREDIT, INC., as Collateral Agent, and BANK OF AMERICA, N.A., as Administrative Agent, Syndication Agent, Existing Titled Collateral Agent and Letter of Credit Issuer (in such capacity, together with the Collateral Agent, the “Agents”).

W I T N E S S E T H:

WHEREAS, Borrowers, the Lenders and the Agents entered into that certain CreditAgreement (as amended, the “Credit Agreement”, capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement), dated as of July 23, 2001, by and among Parent and certain of its subsidiaries,  the financial institutions party thereto from time to time as lenders (the “Lenders”), and the Agents; and

WHEREAS, the following events have occurred which constitute Events of Default under the Credit Agreement: (i) the Borrowers have failed to timely deliver their Financial Statements for Fiscal Year 2002 and, in conjunction therewith, have also failed to deliver a report of their independent certified public accountants which is unqualified in any respect, which is an Event of Default under Section 5.2(a) of the Credit Agreement, as well as an Event of Default under Section 9.1(d) of the Credit Agreement as a result of the event of default arising from such failure under the Junior Credit Agreement (collectively the “Financial Statement Default”); (ii) the Borrowers havefailed to fulfill certain payment obligations to the Junior Creditors with respect to the Subordinated Debt, in accordance with the terms of the Junior Credit Agreement, all as more specifically set forth in that certain letter dated as of July 29, 2003 from Junior Creditors’ Agent to Company, which is an Event of Default under Section 9.1(d) of the Credit Agreement (collectively the  “Junior Credit Agreement Payment Default”; and (iii) the Borrowers may have failed to fulfill one or more of the financial covenants in Section 8.1(b) and 8.1(c) of the Junior Credit Agreement for one or more of the fiscal quarters ending in Fiscal Year 2003, which failure would constitute an Event of Default under Section 9.1(d) of the Credit Agreement (collectively the “Junior Credit Agreement Covenant Default”, and together with the Junior Credit Agreement Payment Default and the Financial Statement Default, referred to herein collectively as the “Existing Defaults”); and

WHEREAS, Borrowers were notified, pursuant to that certain letter dated June 11, 2003 from Collateral Agent to the Company, that the Financial Statement Default had occurred and, among other matters, that the Agents and Lenders had reserved and would continue to reserve all of their respective rights and remedies; and

 WHEREAS, Borrowers were notified, pursuant to that certain Blockage Notice dated August 5, 2003 from Collateral Agent to the Company and Junior Creditors’ Agent, that the Junior Credit Agreement Default had occurred and, among other matters, that the Agents and Lenders had reserved and would continue to reserve all of their respective rights and remedies; and

WHEREAS, by reason of the Existing Defaults, Collateral Agent, on behalf of the Lenders, is authorized to exercise all remedies available to it under the Loan Documents, including, but not limited to, the right to repossess and foreclose upon the Collateral; and

WHEREAS, despite the Existing Defaults, Borrowers desire that Collateral Agent and Lenders (a) forbear from exercising remedies of suit, repossession and foreclosure otherwise available to Collateral Agent, on behalf of the Lenders, under the Loan Documents; (b) continue to make available to Borrowers, Revolving Loans under the revolving credit facility pursuant to Section 1.2 of the Credit Agreement (the “Revolving Credit Facility”) and make other concessions, as set forth herein; and

WHEREAS, Agents and Lenders are willing to (a) forbear from pursuing their remedies in connection with the Existing Defaults, (b) continue to make available to Borrowers the Revolving Credit Facility, and make other concessions to the Borrowers, (collectively the “Borrowers’ Benefits”), all on the terms and conditions contained herein, each of which terms and conditions, individually and in the aggregate, and including the performance thereof by Borrowers, constitute the consideration to the Agents and Lenders for entering into this Forbearance Agreement, and in the absence of any of which Agents and Lenders would not have entered into this Forbearance Agreement or otherwise extended to Borrowers the Borrowers’ Benefits; and

WHEREAS, Borrowers each acknowledge and agree that the Borrowers’ Benefits hereunder are of immediate and material benefit, financial and otherwise, to such Borrowers, and that neither Agents nor Lenders were or are under any obligation to extend to Borrowers the Borrower Benefits provided hereunder.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.         Acknowledgments by Borrowers.

(a)   Each of the Borrowers hereby acknowledges and agrees that (i) as of the close of business on October 30, 2003, the outstanding aggregate respective principal balances of (A) the Revolving Loans totaled $26,042,020.37, (B) the aggregate unpaid principal balance of the Term Loans totaled $1,351,000.00, and (C) outstanding Letters of Credit totaled $1,092,241.70, in each case exclusive of accrued interest, costs and attorney’s fees chargeable to Borrowers under the Loan Documents; (ii) the Existing Defaults have occurred, as set forth in the Recitals, (iii) the Existing Defaults are continuing and have not been cured by Borrowers or waived, released, extinguished or compromised by Agents or Lenders; and (iv) as a result of the Existing Defaults, all of the Obligations under the Loan Documents, at the election of the Required Lenders, could be declared absolutely and immediately due and owing by Borrowers, and Collateral Agent, on behalf of the Lenders, would have full legal right to exercise any and all rights and remedies under the Loan Documents or otherwise available at law and in equity with respect thereto.

(b)   Each of the Borrowers acknowledges and agrees that, notwithstanding the agreement of Agents and Lenders herein to (i) make additional Revolving Loans and issue additional guaranties of Letters of Credit under the Revolving Credit Facility (collectively “Revolving Credit Loans”), or (ii) to forbear from exercising their rights and remedies under the Loan Documents and applicable law, in no event shall any of  such actions by Agents or Lenders be deemed a waiver, release, extinguishment, compromise or cure of the Existing Defaults or of any other current or future Default or Event of Default.

    Forbearance Period, Conditions and Waivers.

(a)   Forbearance.  During the period commencing on the date hereof and ending, immediately and without notice, on the earlier to occur of (x) December 31, 2003, or (y) the occurrence of an Event of Default specified in Sections 9.1(e) or 9.1(f) of the Credit Agreement or (z) the date that any default with respect to, or other failure of, the Forbearance Conditions as defined in and set forth in Section 2(b) hereof occurs (the “Forbearance Period”), Agents and Lenders agree that they will not, but only by reason of the Existing Defaults:

(i)         exercise any of the rights or remedies available to them under the Loan Documents or under any applicable law to enforce collection from Borrowers of any Obligations or foreclose upon their security interest(s) in any of the Collateral; or

(ii)        refuse to make Revolving Loans, or issue Letters of Credit for the account of the Borrowers; or

(iii)       accelerate the maturity date of any of the Obligations; or

(iv)       institute suit against the Borrowers or any of their assets.

(b)   Conditions to Forbearance.  Each of the following conditions shall constitute a forbearance condition (“Forbearance Condition”), the continuing satisfaction of each and every one of which shall be a continuing condition to the agreement of Agents and Lenders to forbear as set forth above in this Section 2:

(i)     Except with respect to the Existing Defaults and except as otherwise expressly provided hereinafter in Section 2(f) of this Forbearance Agreement, Borrowers shall duly observe and perform each and every obligation and covenant on their  respective parts to be performed under the Loan Documents, this Forbearance Agreement and any agreement, instrument or document executed in connection with this Forbearance Agreement including, without limitation, Borrowers’ obligations to pay to Agents, on behalf of the Lenders, all installments of principal, interest, fees, charges, expenses and premiums, as and when the same are due and payable pursuant to the Credit Agreement (whether due at stated maturity, upon acceleration or otherwise); and

(ii)       No Default or Event of Default shall exist or shall have occurred under any of the terms, conditions, provisions or covenants of the Loan Documents, or this Forbearance Agreement, except the Existing Defaults; and

(iii)       The representations and warranties contained in the Loan Documents, this Forbearance Agreement and any agreement, instrument or document executed in connection herewith or pursuant hereto shall be true and correct in all material respects as of the date of this Forbearance Agreement and shall continue to be true and correct in all material respects at all times hereafter (except to the extent that any such representation or warranty (x) by its express terms, relates to a prior specific date or period or (y) is untrue as a result of the occurrence or continuance of any of the Existing Defaults); and

(iv)       The Borrowers shall provide to the Collateral Agent copies or, in the case of verbal notices information in respect of, any and all notices and correspondence of any kind whatsoever from any equipment or inventory vendor, or other material trade creditor, with respect to any default in payment of the amounts due such vendor or trade creditor in excess of $10,000, within two (2) Business Days after the receipt of any such notice or correspondence.; and

(v)       The Borrowers shall provide to the Collateral Agent, on the date Borrower’s are required to provide a Borrowing Base Certificate pursuant to Section 5.2(l) of the Credit Agreement, a report describing Borrowers’ actual financial performance and utilizing income expense and other categories listed on Schedule I hereto and a variance analysis of actual versus projected financial performance for the applicable reporting period.

(c)        Payment of the Obligations:   During the Forbearance Period, for so long as each of the Forbearance Conditions is satisfied, except as otherwise expressly set forth in Section 2(f) of this Forbearance Agreement, the Obligations shall be payable by Borrowers in accordance with the provisions of the Loan Documents, applicable as though no Default or Event of Default had occurred.  From and after the date on which any of the Forbearance Conditions shall cease to be satisfied, the Obligations, at the election of the Required Lenders, may be collected by whatever means are authorized by the Loan Documents and by applicable law.

(d)        Effect and Construction of Forbearance:   Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, and neither this Forbearance Agreement nor the making of any Revolving Loans simultaneously herewith or subsequent hereto shall be construed to:  (i) impair the validity, perfection or priority of any lien or security interest securing the Obligations; (ii) waive or impair any rights, powers or remedies of Agents or Lenders under the Credit Agreement and the other Loan Documents upon termination of the Forbearance Period, with respect to the Existing Defaults or otherwise; (iii) constitute an agreement by Agents or Lenders or require Agents or Lenders to extend the Forbearance Period or grant additional forbearance periods, extend the term of the Credit Agreement or the time for payment of any of the Obligations; (iv) require Agents or Lenders to make any Revolving Loans or other extensions of credit to Borrowers after termination of the Forbearance Period, other than in Agents’ or

Lenders’ sole and absolute discretion; or (v) constitute a waiver of any right of Agents or Lenders to insist on strict compliance by Borrowers with each and every term, condition and covenant of this Forbearance Agreement and the Loan Documents, except as expressly provided herein. This Forbearance Agreement does not constitute an amendment to the Credit Agreement, but rather, constitutes a temporary supplement thereto.  The terms and provisions of the Credit Agreement and the other Loan  Documents are expressly incorporated by reference herein except to the extent such terms and provisions conflict with the terms and provisions of this Forbearance Agreement, in which case, during the Forbearance Period, but not otherwise, the terms of this Forbearance Agreement shall control.

(e)       No Course of Dealing or Performance:  Each of the Borrowers acknowledges and agrees that the agreement of Agents and Lenders to forbear from exercising their rights and remedies under the Loan Documents with respect to the Existing Defaults pursuant to and as reflected in this Forbearance Agreement, does not and shall not create (nor shall Borrowers rely upon the existence of or claim or assert that there exists) any obligation of Agents or Lenders to consider or agree to any waiver or any further forbearance and, in the event that Agents or Lenders subsequently agree to consider any waiver or any further forbearance, neither the existence of any prior forbearance, nor this Forbearance Agreement, nor any other conduct of the Agents or Lenders, or any of them, shall be of any force or effect on any consideration or decision with respect to any such requested waiver or forbearance, and neither Agents nor any Lender shall have any obligation whatsoever to consider or agree to further forbear from the exercise of remedies in respect of or to waive any other Default or Event of Default.  In addition, neither (w) the execution and delivery of this Forbearance Agreement, (x) the actions of Agents or Lenders in obtaining or analyzing any information from Borrowers, whether or not related to consideration of any waiver, modification, forbearance or alteration of the Credit Agreement, any Default or Event of Default thereunder, or otherwise, including, without limitation, any discussions or negotiations (heretofore or, if any, hereafter) between Agents or Lenders and Borrowers regarding any potential waiver, modification, forbearance or amendment related to the Credit Agreement, (y) any failure of Agents or Lenders to exercise any of their rights under, pursuant or with respect to the Credit Agreement, nor (z) any action, inaction, waiver, forbearance, amendment or other modification of or with respect to the Credit Agreement, shall, unless evidenced by a written agreement (and then only to the extent provided by the express provisions thereof):

(i)         Constitute a waiver by Agents or any Lender of, or, except to the extent expressly provided herein, an agreement by Agents or any Lender to forebear from the exercise of remedies with respect to, any Default or Event of Default under the Credit Agreement;

(ii)        Constitute a waiver by or estoppel of Agents or any Lender as to the satisfaction or lack of satisfaction of any covenant, term or condition set forth in the Credit Agreement; or

(iii)       Constitute an amendment to or modification of, or an agreement on the part of Agents or any Lender to enter into any amendment to or modification of, or an agreement to negotiate or continue to negotiate with respect to, the Credit Agreement.

            (f)   Waivers and Temporary Modifications of Credit Agreement.

                        (i)   During the Forbearance  Period, the Obligations shall bear interest at an annual rate equal to the Base Rate plus 2.75%.

                        (ii)   Each of the two respective payments otherwise due, pursuant to Section 2.7           of the    Credit Agreement, on each of  November 1, 2003 and December 1, 2003, in each case provided that the Forbearance Period has not ended prior to such date, shall be waived.

                        (iii)   During the Forbearance Period, but not thereafter, any early termination fee           that would otherwise be due and payable in accordance with Section 3.2(b) of the Loan Agreement shall be waived.

                        (iv)   Any and all breaches of any of the covenants set forth in Sections 7.23 and            7.24 of the Credit Agreement, in respect of the fiscal quarter of the Borrowers ended September 30, 2003, are hereby waived.

3.         Representations, Warranties, Covenants and Acknowledgments; Release.  To induce the Lenders and the Agents to enter into this Forbearance Agreement:

(a)        Each of the Borrowers represents and warrants that, upon and after giving effect to this Forbearance Agreement, (i) except for the Existing Defaults, each of the representations and warranties made by it under the Loan Documents, other than representations and warranties that speak as of an earlier date, are true and correct with respect to it, (ii) each has the power and authority and is duly authorized to enter into, deliver and perform this Forbearance Agreement, (iii) this Forbearance Agreement, the Credit Agreement and each of the other Loan Documents to which it is a party is the legal, valid and binding obligation thereof, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or in law), and (iv) the execution, delivery and performance of this Forbearance Agreement in accordance with its terms do not and will not, with the passage of time, the giving of notice or otherwise: (A) require approval by any Governmental Authority or violate any applicable law relating thereto; (B) conflict with, result in a breach of or constitute a default under (1) the articles or certificate of incorporation, or the by-laws thereof; (2) any indenture, material agreement or other material instrument to which it is a party or by which any of its properties may be bound, or (3) any approval by any Governmental Authority relating thereto; or (C) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by it other than Permitted Liens;

(b)        Each of the Borrowers agrees that this Forbearance Agreement is not intended to be, and is not, a novation of any of the Loan Documents or any of the Obligations thereunder and does hereby reaffirm each of the agreements, covenants, and undertakings made by it under the Credit Agreement and each and every other Loan Document executed by it in connection therewith or pursuant thereto, in each case as if each such Borrower were making said agreements, covenants and undertakings on the effective date hereof, except with respect to such agreements, covenants and undertakings which, by their express terms, are applicable only to a specific date;

(c)        Each of the Borrowers does hereby acknowledge and agree that, as of the date hereof, no right of offset, defense, counterclaim, claim, causes of action or objection in favor of any Borrower against any of the Lenders or the Agents exists arising out of or with respect to (i) the Obligations, this Forbearance Agreement, the Credit Agreement or any of the other Loan Documents, (ii) any other documents evidencing, securing or in any way relating to the foregoing, or (iii) the administration or funding of the Loans or any other Obligations; and

(d)   As a material inducement to Agents and Lenders to enter into this Forbearance Agreement and to continue to make Revolving Loans under the Revolving Credit Facility all in accordance with and subject to the terms and conditions of this Forbearance Agreement and the Credit Agreement, and all of which are to the direct advantage and benefit of each Borrower, each of the Borrowers, for themselves and their respective successors and assigns, (i) does hereby remise, release, waive, relinquish, acquit, satisfy and forever discharge each Agent and each Lender, and all of the respective past, present and future officers, directors, employees, agents, affiliates, attorneys, representatives, participants, heirs, successors and assigns of each Agent and each Lender (collectively the “Discharged Parties” and each a “Discharged Party”), from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, suits, claims, counterclaims, demands, defenses, setoffs, objections and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing and whether known or unknown, including, but not limited to, any and all claims which may be based on allegations of breach of contract, failure to lend, fraud, promissory estoppel, libel, slander, usury, negligence, misrepresentation, breach of fiduciary duty, bad faith, lender malpractice, undue influence, duress, tortious interference with contractual relations, interference with management, or misuse of control which any Borrower now has or hereafter can, shall or may have by reason of any matter, cause, thing or event occurring on or prior to the date of this Forbearance Agreement arising out of, in connection with or relating to (i) the Obligations, including, but not limited to, the administration or funding thereof, (ii) any of the Loan Documents or the indebtedness evidenced and secured thereby, and (iii) any other agreement or transaction between any Borrower and any Discharged Party relating to or in connection with the Loan Documents or the transactions contemplated therein; and (b) do hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any Discharged Party, by reason of or in connection with any of the foregoing matters, claims or causes of action, provided, however, that the foregoing release and covenant not to sue shall not apply to any claims arising after the date of this Forbearance Agreement with respect to acts, occurrences or events after the date of this Forbearance Agreement.

(e)   The Borrowers agree, in respect of any financial advisor retained by the Collateral Agent (a “Financial Advisor”) to monitor Borrowers’ compliance with the terms and conditions of the Credit Agreement and this Forbearance Agreement, to otherwise request, receive and analyze such other information regarding the Borrowers as the Collateral Agent or a Financial Advisor may reasonably request, and to report to the Collateral Agent and the Lenders any or all of the same, that the Borrowers shall, promptly upon the request of the Collateral Agent or a Financial Advisor, grant to a Financial Advisor and to any of Collateral Agent’s employees or other representatives access to Borrowers’ personnel, books and records during business hours and, upon advance notice which is commercially reasonable under the circumstances, outside normal business hours, and to otherwise cooperate with and assist any such Financial Advisor, and Borrowers shall pay all of the reasonable fees and expenses of any such Financial Advisor. The current Financial Advisor to the Collateral Agent as of the date of this Forbearance Agreement is Moore Colson; however, the Collateral Agent reserves the right to change Financial Advisors from time to time, but the Borrowers shall not be required to pay the fees or expenses of more than one Financial Advisor for any applicable period, if any, during which more than one Financial Advisor has been retained by the Collateral Agent.

4.    Conditions Precedent.  The effectiveness of this Forbearance Agreement is subject to the following conditions precedent:

(a)        Delivery of Documents.  The Collateral Agent shall have received from the Borrowers the following documents, all in form and substance acceptable to Collateral Agent in its sole discretion:

(i)         executed originals of this Forbearance Agreement;

(ii)        weekly projections of financial performance, in the form attached hereto                                    as Schedule I, for the period of time described in such schedule;

(iii)       executed originals of the Seventh Amendment (hereinafter defined);

(iv)       originals of the Participation Agreement, as defined in the Seventh                                              Amendment, executed by all parties thereto other than Agents and  Lenders; and

(v)        such other documents and instruments as the Agents or any Lender may reasonably request.

(b)        Seventh Amendment.  That certain Seventh Amendment to the Credit Agreement, dated as of the date hereof, between and among Borrowers, Agents and Lenders (the “Seventh Amendment”) shall have been executed and delivered by all parties thereto, and all conditions set forth therein to the effectiveness thereof other than the effectiveness of this Forbearance Agreement shall have been satisfied in accordance with the terms and conditions of the Seventh Amendment.

(c)        No Events of Default.  After giving effect to this Forbearance Agreement, no Default or Event of Default, other than in the Existing Defaults, shall have occurred and be continuing under the Credit Agreement or any other Loan Document.

5.         Additional Acknowledgments.  Each of the Borrowers expressly acknowledges and agrees that the waivers, estoppels and releases in favor of each Agent and each Lender contained in this Forbearance Agreement shall not be construed as an admission of any wrongdoing, liability or culpability on the part of any Agent or Lender, or as an admission by any Agent or Lender of the existence of any claims by any Borrower against any Agent or Lender.  Each of the Borrowers further acknowledges and agrees that, to the extent that any such claims exist, they are of a speculative nature so as to be incapable of objective valuation and that, to the extent that any such claims may exist and may have value, such value would constitute primarily “nuisance” value or “leverage” value in adversarial proceedings between any Borrower and any Agent or Lender.  In any event, each of the Borrowers acknowledges and agrees that the value to such Borrower of the covenants and agreements on the part of each Agent and Lender contained in this Forbearance Agreement substantially and materially exceeds any and all value of any kind or nature whatsoever of any claims or other liabilities waived or released by such Borrower.

6.         Fees and Expenses.

(a)   In consideration of the forbearances and waivers of the Agents and Lenders hereunder, and in further consideration of the provision to the Borrowers of the Borrowers’ Benefits, the Borrowers agree to pay to the Collateral Agent for the benefit of the Lenders:

            (i)   a fee in the amount of $200,000 (the “Waiver and Forbearance Fee”), which shall be fully earned and due when this Forbearance Agreement becomes effective in accordance with the express provisions hereof, but which shall not be payable until the earlier of (i) December 31, 2003 or (ii) the date on which all other Obligations are paid or otherwise satisfied in full in accordance with the provisions of the Credit Agreement; and

            (ii)  an additional fee in the amount of $100,000 (the “Contingent Payment Fee”), which shall be fully earned and due when this Forbearance Agreement becomes effective  in accordance with the express provisions hereof, but which shall not be payable until December 31, 2003; provided, however, that the Contingent Payment Fee shall be waived in its entirety if, at or before the close of business on December 30, 2003, all of the other Obligations are paid or otherwise satisfied in full in accordance with the terms and conditions of the Credit Agreement.

(b)        In addition to the fees, costs and expenses recoverable by the Collateral Agent and the Lenders under, but without limiting the generality of, Section 13.7 of the Credit Agreement, the Borrowers agree to pay on demand, without duplication, all reasonable and actual costs and expenses incurred by the Lenders and Agents in connection with the preparation, execution, delivery and enforcement of this Forbearance Agreement and all other documents, instruments and agreements entered into in connection herewith and in connection with any other transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to the Lenders and Agents and any Financial Advisor (collectively the “Expenses”).  The Borrowers authorize and direct the Collateral Agent, for the benefit of the Agents and the Lenders, to charge the Expenses to the Revolving Credit Facility by increasing the principal amount of the Revolving Loans by the amount of the Expenses.

7.     Miscellaneous.  Each of the Borrowers agrees to take such further action as the Agents shall reasonably request in connection herewith to evidence the agreement and consent herein contained.  This Forbearance Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This Forbearance Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.  This Forbearance Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Georgia, but without giving effect to principles of conflicts of laws thereof.  This Forbearance Agreement may not be modified, altered or amended except by agreement in writing signed by all of the parties hereto.  Each Borrower acknowledges that it has consulted with counsel and with such other expert advisors as it deemed necessary in connection with the negotiation, execution and delivery of this Forbearance Agreement.  This Forbearance Agreement shall constitute a Loan Document and, among other matters, any claim or cause of action based upon or arising out of or related to this Forbearance Agreement shall be subject to the waiver of jury trial set forth in Section 13.4 of the Credit Agreement. This Forbearance Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Forbearance Agreement or any part hereof to be drafted.  Nothing in this Forbearance Agreement shall be construed to alter the debtor-creditor relationship between Borrowers and the Lenders and Agents.  This Forbearance Agreement is not intended as, nor shall it be construed to create, a partnership or joint venture relationship between or among any of the parties.  This Forbearance Agreement together with the Loan Documents, including without limitation the Seventh Amendment, embodies the entire understanding and agreement between and among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written.

[Signature Pages Follow]

 IN WITNESS WHEREOF, Borrowers, the Agents and the Lenders have caused this Forbearance Agreement to be duly executed, all as of the date first above written.

“PARENT”
MILLER INDUSTRIES, INC.

By: /s/ J. Vincent Mish
J. Vincent Mish Chief Financial Officer
“SUBSIDIARY MILLER BORROWERS”
APACO, INC.
B&B ASSOCIATED INDUSTRIES, INC.
CHEVRON, INC.
CENTURY HOLDINGS, INC.
CHAMPION CARRIER CORPORATION
COMPETITION WHEELIFT, INC.
GOLDEN WEST TOWING EQUIPMENT INC.
KING AUTOMOTIVE & INDUSTRIAL
         EQUIPMENT, INC.
MID AMERICA WRECKER & EQUIPMENT
         SALES, INC. OF COLORADO
MILLER FINANCIAL SERVICES GROUP,
         INC.
MILLER/GREENEVILLE, INC.
MILLER INDUSTRIES DISTRIBUTING, INC.
MILLER INDUSTRIES INTERNATIONAL,
         INC.
MILLER INDUSTRIES TOWING
         EQUIPMENT INC.
PURPOSE, INC.
SONOMA CIRCUITS, INC.
SOUTHERN WRECKER CENTER, INC.
SOUTHERN WRECKER SALES, INC.
By: /s/ J. Vincent Mish J. Vincent Mish Attorney-in-Fact of each entity listed above
[signatures continued on next page]

“SUBSIDIARY ROADONE BORROWERS”
AETEX, INC., f/k/a A-EXCELLENCE
        TOWING CO.
ALL AMERICAN TOWING SERVICES,
         INC.
B-G TOWING, INC.
BEAR TRANSPORTATION, INC.
BTRCX, INC. f/k/a BERT’S TOWING
          RECOVERY
         CORPORATION
BBSX, INC. f/k/a BOB BOLIN SERVICES,
          INC.
BASIEX, INC. f/k/a BOB’S AUTO SERVICE,
          INC.
BTRX, INC.
BVSWS, INC. f/k/a BOB VINCENT AND SONS
          WRECKER SERVICE, INC.
CAL WEST TOWING, INC.
CBTX, INC., f/k/a CEDAR BLUFF 24 HOUR
         TOWING, INC.
CCASX, INC.
CEX, INC., f/k/a CHAD’S INC.
CVDC, f/k/a CLEVELAND VEHICLE
        DETENTION CENTER, INC.
D.A. HANELINE, INC.
DVREX, INC.
DOLLAR ENTERPRISES, INC.
DSX, INC., f/k/a DUGGER’S SERVICES,
          INC.
GMAR, INC., f/k/a GOOD MECHANIC AUTO
          CO. OF RICHFIELD, INC.
GREAT AMERICA TOWING, INC.
GREG’S TOWING, INC.
HTX, INC.
LTSX, INC., f/k/a LAZER TOW SERVICES,
          INC.
LASX, INC.
LWKR, INC.
MAEJO, INC.
MEL’S ACQUISITION CORP.
MGEX, INC.
MSTEX, INC.
MTSX INC.

MURPHY’S TOWING, INC.
P.A.T., INC.
PEX, INC., f/k/a/ PIPES ENTERPRISES,
            INC.
RMA ACQUISITION CORP.
RRIC ACQUISITION CORP.
RSX, INC., f/k/a RECOVERY SERVICES,
              INC.
ROAD ONE, INC.
ROADONE EMPLOYEE SERVICES, INC.
ROAD ONE INSURANCE SERVICES, INC.
ROAD ONE SERVICE, INC.
ROAD ONE SPECIALIZED
          TRANSPORTATION, INC.
ROADONE TRANSPORTATION AND
    LOGISTICS, INC.
R.M.W.S., INC.
SWSX, INC. (f/k/a SUBURBAN WRECKER
          SERVICE, INC.)
TEXAS TOWING CORPORATION
TPCTH, INC.
TREASURE COAST TOWING, INC.
TREASURE COAST TOWING OF MARTIN
          COUNTY, INC.
TSSC, INC., f/k/a TRUCK SALES & SALVAGE
          CO., INC.
TWSX, INC.
WSX, INC., f/k/a WES’S SERVICE
          INCORPORATED
WTX, INC. (f/k/a WILTSE TOWING, INC.)
WTC, INC.
WTEX, INC.
ZTRX, INC., f/k/a ZEHNER TOWING &
RECOVERY, INC.

By: /s/ J. Vincent Mish J. Vincent Mish Attorney-in-Fact of each entity listed above

“ADMINISTRATIVE AGENT, SYNDICATION AGENT AND EXISTING TITLED COLLATERAL AGENT”

BANK OF AMERICA, N.A., as the Administrative Agent, Syndication Agent and Existing Titled Collateral Agent

By: /s/ Sherry Lail Name: Sherry Lail Title: Senior Vice President

“LETTER OF CREDIT ISSUER”

BANK OF AMERICA, N.A., as Letter of Credit Issuer
By: /s/ Sherry Lail Name: Sherry Lail Title: Senior Vice President
“COLLATERAL AGENT”
THE CIT GROUP/BUSINESS CREDIT, INC., as Collateral Agent

By: /s/ Kenneth B. Butler Name: Kenneth B. Butler Title: Vice President

“LENDERS”
BANK OF AMERICA, N.A., as a Lender

By: /s/ Sherry Lail Name: Sherry Lail Title: Senior Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By: /s/ Kenneth B. Butler Name: Kenneth B. Butler Title: Vice President

FLEET CAPITAL CORPORATION, as a Lender

By: /s/ Wes Mannis Name: Wes Mannis Title: VP